UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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ROSETTA STONE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROSETTA STONE INC.

1621 North Kent Street, Suite 1200
Arlington, Virginia 22209

Supplement to Definitive Proxy Statement Relating to 2018 Annual Meeting of Stockholders

This proxy statement supplement, dated June 8, 2018, supplements the definitive proxy statement (the "Proxy Statement") of Rosetta Stone Inc. (the "Company") filed with the Securities and Exchange Commission on April 30, 2018 relating to the Annual Meeting of Stockholders of the Company to be held on June 18, 2018 beginning at 3:00 p.m., Eastern Time, at the Company's offices at 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209.

The purpose of this supplement is to correct an error in the Non-Employee Director Compensation Table included on page 19 of the Proxy Statement. The table inadvertently contained overstated amounts in the "Option Awards ($)" column. The corrected table is included below. The footnotes to the table did not change, were unaffected by the overstatement, and are not repeated in this supplement.

Name	Fees Earned (Services Rendered in 2017) ($)		Option Awards ($)(1)(2)	Restricted Stock Unit Awards ($)(1)(3)	Total ($)
Laurence Franklin	27,709	(4)	50,100	90,000	167,809
Patrick W. Gross	0		50,100	115,000	165,100
David Nierenberg	0		50,100	110,000	160,100
Caroline J. Tsay	30,907		50,100	50,000	131,007
Steven P. Yankovich	5,000		50,100	100,000	155,100
Jessie Woolley-Wilson	0	(5)	29,154	58,360	87,514

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.